Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
              Specialty Chemical's average sales per shipping day)

                Average Net Sales per Shipping Day ($, Millions)


            2000        2001         2002        2003        2004        2005
           ------      ------       ------      ------      ------      ------

January    4.383       3.835        3.790       4.094       4.551       6.781
February   4.422       4.206        4.554       4.885       4.757       7.125
March      4.454       4.148        4.411       4.846       5.182       7.077
April      4.915       4.399        4.557       5.073       5.830       7.611
May        4.393       4.121        4.566       4.967       5.801       7.743
June       4.468       4.898        4.945       5.170       5.800       7.349
July       4.414       4.498        4.349       4.729       5.816       7.091
August     4.228       4.152        4.588       4.411       5.711       6.812
September  4.592       4.800        4.888       5.660       5.778       7.008
October    4.272       4.323        4.595       5.040       6.371       7.464
November   4.500       4.570        5.056       5.714       6.798       7.669
December   4.435       4.339        4.531       4.940       6.181       6.920


                         Durable Manufacturing Index (%)


            2000        2001         2002        2003        2004        2005
           ------      ------       ------      ------      ------      ------

January    100.0        99.7         93.8        97.1       102.2       110.5
February   100.4        99.0         94.2        96.3       103.9       111.6
March      101.8        99.4         94.6        95.5       104.0       111.1
April      103.0        98.6         95.3        94.5       104.8       110.8
May        104.1        97.6         95.8        95.0       105.6       111.6
June       104.1        96.6         96.8        96.2       105.5       112.5
July       103.9        96.4         96.6        97.2       106.9       112.7
August     103.1        95.2         97.3        97.1       107.6       114.2
September  103.8        94.2         97.2        99.2       107.2       114.3
October    103.3        92.9         96.7        99.6       108.9       117.6
November   102.3        92.9         97.3       101.3       109.1       117.5
December   101.2        93.2         96.3       101.6       110.0       117.4